EXECUTION COPY

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                                  $355,000,000



                      SENIOR SUBORDINATED CREDIT AGREEMENT

                                   dated as of

                                January 16, 2004

                                      among

                            HEALTHSOUTH CORPORATION,

                                       and

                            The Lenders Party Hereto,

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                             as Administrative Agent

                           CREDIT SUISSE FIRST BOSTON,
                              as Syndication Agent,

                            ------------------------

                           CREDIT SUISSE FIRST BOSTON,

                                   as Arranger


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
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                                TABLE OF CONTENTS

                                                                                                      Page

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ARTICLE I             Definitions.......................................................................1

         Section 1.01.         Defined Terms............................................................1

         Section 1.02.         Terms Generally.........................................................25

         Section 1.03.         Accounting Terms; GAAP..................................................26

ARTICLE II            The Credits......................................................................26

         Section 2.01.         Commitments.............................................................26

         Section 2.02.         Borrowing Mechanics.....................................................27

         Section 2.03.         Disbursement of Funds...................................................27

         Section 2.04.         Notes...................................................................28

         Section 2.05.         Register................................................................28

         Section 2.06.         Interest on the Loans...................................................29

         Section 2.07.         Continuation............................................................30

         Section 2.08.         Default Rate; Interest Penalties........................................31

         Section 2.09.         Computation of Interest.................................................32

         Section 2.10.         Fees....................................................................32

         Section 2.11.         Scheduled Payment of Loans..............................................32

         Section 2.12.         Prepayment of Loans.....................................................32

         Section 2.13.         Special Provisions Governing Eurodollar Rate Loans......................33

         Section 2.14.         Increased Costs.........................................................35

         Section 2.15.         Taxes...................................................................36

         Section 2.16.         Payments Generally; Pro Rata Treatment; Sharing of Setoffs..............37

         Section 2.17.         Mitigation Obligations..................................................39

ARTICLE III           Representations and Warranties...................................................39

         Section 3.01.         Organization and Authority..............................................39

         Section 3.02.         Execution; No Conflicts.................................................40

         Section 3.03.         Solvency................................................................40

         Section 3.04.         Subsidiaries............................................................41

         Section 3.05.         Ownership Interests.....................................................41

         Section 3.06.         Financial Condition.....................................................41

         Section 3.07.         Title to Properties.....................................................41

         Section 3.08.         Taxes...................................................................41

         Section 3.09.         Other Agreements........................................................41

         Section 3.10.         Litigation..............................................................42

         Section 3.11.         Margin Stock............................................................43

         Section 3.12.         Investment and Holding Borrower Status..................................43

         Section 3.13.         Intellectual Property...................................................43

         Section 3.14.         No Untrue Statement.....................................................43

         Section 3.15.         No Consents, Etc........................................................44

         Section 3.16.         ERISA...................................................................44

         Section 3.17.         No Default..............................................................44

         Section 3.18.         Environmental Matters...................................................44

         Section 3.19.         Employment Matters......................................................44

         Section 3.20.         RICO....................................................................45

         Section 3.21.         Reimbursement from Third Party Payors...................................45

         Section 3.22.         Compliance with Laws....................................................45

         Section 3.23.         Insurance...............................................................45

         Section 3.24.         Use of Proceeds.........................................................45

ARTICLE IV            Conditions.......................................................................46

         Section 4.01.         Effective Date..........................................................46

ARTICLE V             Affirmative Covenants............................................................47

         Section 5.01.         Financial Statements, Reports, Etc......................................47

         Section 5.02.         Maintain Properties.....................................................50

         Section 5.03.         Existence, Qualification, Etc...........................................50

         Section 5.04.         Regulations and Obligations.............................................50

         Section 5.05.         Insurance...............................................................50

         Section 5.06.         True Books..............................................................51

         Section 5.07.         Right of Inspection.....................................................51

         Section 5.08.         Observe All Laws........................................................51

         Section 5.09.         Governmental Licenses...................................................51

         Section 5.10.         Notice of Material Events...............................................52

         Section 5.11.         Suits or Other Proceedings..............................................52

         Section 5.12.         Notice of Discharge of Hazardous Material or Environmental Complaint....52

         Section 5.13.         Patriot Act Information.................................................52

ARTICLE VI            Negative Covenants...............................................................53

         Section 6.01.         Limitation on Restricted Payments.......................................53

         Section 6.02.         Limitation on Additional Indebtedness and Subsidiary Preferred Stock....54

         Section 6.03.         Limitation on Asset Sales...............................................54

         Section 6.04.         Limitation on Transactions with Affiliates..............................58

         Section 6.05.         Limitation on Liens.....................................................58

         Section 6.06.         Purchase of Notes upon a Change of Control..............................58

         Section 6.07.         Limitation on Restrictions on Distributions from Subsidiaries...........60

         Section 6.08.         Limitations on Certain Other Subordinated Indebtedness..................60

         Section 6.09.         Use of Proceeds.........................................................60

         Section 6.10.         Limitations on Mergers and Consolidations...............................61

         Section 6.11.         Successor Substituted...................................................61

ARTICLE VII           Events of Default................................................................62

         Section 7.02.         Acceleration............................................................64

         Section 7.03.         Other Remedies..........................................................64

ARTICLE VIII          The Administrative Agent.........................................................65

ARTICLE IX            Miscellaneous....................................................................67

         Section 9.01.         Notices.................................................................67

         Section 9.02.         Waivers; Amendments.....................................................67

         Section 9.03.         Expenses; Indemnity; Damage Waiver......................................68

         Section 9.04.         Successors and Assigns..................................................69

         Section 9.05.         Survival................................................................73

         Section 9.06.         Counterparts; Integration; Effectiveness................................73

         Section 9.07.         Severability............................................................73

         Section 9.08.         Right of Setoff.........................................................73

         Section 9.09.         Governing Law; Jurisdiction; Consent to Service of Process..............74

         Section 9.10.         WAIVER OF JURY TRIAL....................................................74

         Section 9.11.         Headings................................................................75

         Section 9.12.         Confidentiality.........................................................75

         Section 9.13.         Additional Agents.......................................................75

         Section 9.14.         Subordination...........................................................76
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                  SENIOR SUBORDINATED CREDIT AGREEMENT dated as of January 16,
2004 (this "Agreement") among HEALTHSOUTH CORPORATION; the LENDERS party hereto; CREDIT SUISSE FIRST BOSTON, as Administrative Agent and as Syndication
Agent, in each case, acting through its Cayman Islands Branch.

                  The Borrower has requested the Lenders to make the Loans in an aggregate principal amount at any time outstanding not in excess of $355,000,000. The proceeds of the Loans will not be used for any purpose other than (a) to repay a portion of the outstanding amounts under the Existing
Convertible Notes and (b) to pay fees and expenses payable in connection with the Transactions.

                  The parties hereto agree as follows:

                                  ARTICLE I

                                  Definitions

                  Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "Acceptable Appraiser" mean an investment banking firm or other valuation consultant mutually acceptable to the Borrower and the Administrative Agent and not an Affiliate of the Borrower or the Administrative Agent; provided, however, in the event the Borrower and the Administrative Agent are unable to agree on an Acceptable Appraiser, then each of the Borrower and the Administrative Agent shall select their own investment banking firm or valuation consultant, and each such investment banking firm or other valuation consultant shall select an Acceptable Appraiser; provided, further, that in the event either the Borrower or the Administrative Agent do not make such selection at least 15 days prior to the date the applicable financial statements are due pursuant to Section 5.01(b) or (c), the selection by the other Person shall be the Acceptable Appraiser.

                  "Acquired Indebtedness" means (i) with respect to any Person that becomes a Subsidiary of the Borrower after the Closing Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Borrower and (ii) with respect to the Borrower or any of its Subsidiaries, any Indebtedness assumed by the Borrower or any of its Subsidiaries in connection with the acquisition of an asset from another
Person.

                  "Adjusted Consolidated EBITDA" of any Person means, (a) with respect to any period ending prior to the Audit Report Date, the "EBITDA after Minority Interest" for each month ending during such period as specified in the Monthly Financial Package for such month, and (b) with respect to any period ending after the Audit Report Date, Consolidated Net Income, plus (i)
Consolidated Income Tax Expense plus (ii) Consolidated Depreciation Expense, to the extent reducing Consolidated Net Income of such Person and its Subsidiaries, the sum of (iii) Consolidated Amortization Expense, (iv)
Consolidated Interest Expense, (v) all other unusual non-cash items or non-recurring non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and (vi) all restructuring charges of the type indicated in the Monthly
Financial Package for any fiscal quarter period ending on or prior to June 30, 2005, and any restructuring charges in respect of legal fees associated with the class-action and shareholder derivative litigation disclosed on Schedule
3.10 for any fiscal quarter period ending after June 30, 2005, in each case determined on a consolidated basis in accordance with GAAP, and less all non-cash items to the extent increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date.

                  "Administrative Agent" means Credit Suisse First Boston, acting through its Cayman Islands Branch, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Affiliate Transaction" has the meaning assigned to such term in Section 6.04.

                  "Approved Fund" has the meaning assigned to such term in
Section 9.04.

                  "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the Closing Date or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries sell, lease, convey or otherwise dispose of: (i) all or substantially all of the Capital Stock of any of such Person's
Subsidiaries; (ii) assets which constitute all or substantially all of any division or line of business of such Person or any of its Subsidiaries; or
(iii) any other assets of such Person or any of its Subsidiaries, other than in the ordinary course of business, provided, that the Fair Market Value thereof shall be at least 1% of Consolidated Tangible Assets; provided, however, that the following shall not constitute Asset Sales: (a) transactions between the Borrower and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries; (b) any transaction not prohibited by Section 6.01 hereof or that constitutes a Permitted Investment; (c) any transfer of assets
(including Capital Stock) that is governed by and in accordance with Sections
6.10 and 6.11 hereof or the creation of any Lien not prohibited by Section
6.05 hereof; or (d) sales of damaged, worn-out or obsolete equipment or assets that, in the Borrower's reasonable judgment, are no longer either used or useful in the business of the Borrower or its Subsidiaries.

                  "Asset Sale Offer" has the meaning assigned to such term in
Section 6.03(c).

                  "Asset Sale Payment Amount" has the meaning assigned to such term in Section 6.03(c)(i).

                  "Asset Sale Prepayment Amount" has the meaning assigned to such term in Section 6.03(c)(ii).

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

                  "Attributable Indebtedness" when used with respect to any Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction; and provided further that Attributable Indebtedness incurred in connection with Digital
Hospital Transaction shall be limited to Indebtedness incurred on a recourse basis by the Borrower or a Subsidiary of the Borrower (other than a Joint
Venture formed for the purpose of owning, running, operating or managing the Digital Hospital) or Indebtedness with respect to which the Borrower or any such Subsidiary is otherwise liable on a recourse basis.

                  "Audit Report Date" means the date on which the Borrower shall deliver audited financial statements for the three or more consecutive Fiscal
Year periods, the last of which is ending on December 31, 2003.

                   "Bankruptcy Laws" has the meaning assigned to such term in
Section 7.01(j).

                  "Board of Directors" means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

                  "Borrower" means HealthSouth Corporation, a Delaware corporation.

                   "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

                  "Capitalized Lease Obligations" of any Person means the obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                   "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interest in (however designated) the equity (including without limitation common stock, preferred stock and partnership, joint venture and limited liability company interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

                  "Change of Control" means the occurrence of any of the following: (i) all or substantially all of the Borrower's assets are sold as an entirety to any Person or related group of Persons; (ii) there shall be consummated any consolidation or merger of the Borrower (A) in which the Borrower is not the continuing or surviving corporation (other than a consolidation or merger with a Wholly Owned Subsidiary of the Borrower in which all shares of the Borrower's Common Equity outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Borrower's Common Equity would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Borrower in which the holders of the Borrower's Common Equity immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of the Borrower's Common
Equity immediately before such transaction; (iii) any Person, or any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of Capital Stock of the Borrower entitled to vote generally in the election of directors of the Borrower; (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or (v) the Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution.

                  "Change of Control Offer" has the meaning assigned to such term in Section 6.06.

                  "Change of Control Prepayment Amount" has the meaning assigned to such term in Section 6.06.

                  "Change of Control Prepayment Date" has the meaning assigned to such term in Section 6.06.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental
Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive
(whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CLO" has the meaning assigned to such term in Section 9.04.

                  "Closing Date" means the date on or before January 16, 2004 on which the Loans are made.

                  "CMS" means the Centers for Medicare and Medicaid Services and any successor thereto.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means the commitment of a Lender to make a Loan to the Borrower on the Closing Date pursuant to Section 2.01, and "Commitments" means such commitments of all Lenders in the aggregate.

                  "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net
Income of such Person), determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Current Liabilities" means, on any date, the consolidated current liabilities (other than the short-term portion of any long-term Indebtedness of the Borrower or any Subsidiary and any short-term
Indebtedness of the Borrower or any Subsidiary) of the Borrower and the Subsidiaries, as such amount would appear on a consolidated balance sheet of the Borrower and the Subsidiaries prepared as of such date in accordance with GAAP.

                  "Consolidated Depreciation Expense" of any Person means the depreciation expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" of any Person means, with respect to any determination date, Consolidated Net Income, plus (i) Consolidated Income
Tax Expense, plus (ii) Consolidated Depreciation Expense, plus (iii)
Consolidated Amortization Expense, plus (iv) Consolidated Interest Expense, plus (v) all other unusual non-cash items or non-recurring non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and less all non-cash items increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date.

                  "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Subsidiaries to the extent such provision for income taxes was deducted in computing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Intangible Assets" means, on any date, the consolidated intangible assets of the Borrower and its Subsidiaries, as such amount would appear on a consolidated balance sheet of the Borrower and the Subsidiaries prepared in accordance with GAAP. As used herein, "intangible assets" means the value (net of any applicable reserves) as shown on such balance sheet of (i) all patents, patent rights, trademarks, trademark registrations, service marks, trade names, business names, copyrights, designs
(and all reissues, divisions, continuations and extensions thereof), or any right to any of the foregoing, (ii) goodwill and (iii) all other intangible assets.

                  "Consolidated Interest Expense" of any Person for any period means, without duplication, (i) the Interest Expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) (to the extent not otherwise included within the definition of Interest Expense as imputed interest) one-third of the rental expense on Attributable Indebtedness of such Person for such period determined on a consolidated basis, plus (iii) the dividend requirements of such Person and its Subsidiaries with respect to Disqualified Stock and with respect to all other
Preferred Stock of Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock (other than Disqualified Stock) of such Person or such Subsidiary)) paid, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus then effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Net Assets" means, on any date, the excess of Consolidated Total Assets over Consolidated Current Liabilities.

                  "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Wholly
Owned Subsidiaries in the form of dividends or similar distributions during such period; (ii) except to the extent includable in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Subsidiaries; (iii) the net income of any Subsidiary of the referent Person (other than a Wholly Owned Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period; (iv) any gain (or loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Subsidiaries or (b) any Asset Sale by the referent Person or any of its Subsidiaries; (v) any extraordinary gain or extraordinary loss, together with any related provision for taxes or tax benefit resulting from any such extraordinary gain or extraordinary loss, realized by the referent Person or any of its Subsidiaries during such period; and (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

                  "Consolidated Net Tangible Assets" means, on any date, Consolidated Total Assets minus the sum of (i) Consolidated Intangible Assets plus (ii) Consolidated Current Liabilities.

                  "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the Closing Date) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Closing Date in the book value of any asset owned by such Person or any of its Subsidiaries.

                  "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Closing Date in the book value of any asset owned by such Person or any of its Subsidiaries.

                  "Consolidated Total Assets" means, on any date, the consolidated total assets of the Borrower and the Subsidiaries, as such amount would appear on a consolidated balance sheet of the Borrower and the Subsidiaries prepared as of such date in accordance with GAAP.


                  "Consolidated Total Indebtedness" means on any date, the sum of all Indebtedness (including, without limitation, Capitalized Lease
Obligations) of the Borrower and the Subsidiaries; provided, however, that for purposes of calculating "Total Consolidated Indebtedness", the amount of Indebtedness evidenced by any Settlement Note shall be determined on a present value basis by reference to a valuation of such Indebtedness obtained by an Acceptable Appraiser.

                  "Consolidated Total Liabilities" means, on any date, the consolidated total liabilities of the Borrower and the Subsidiaries, as such amount would appear on a consolidated balance sheet of the Borrower and the Subsidiaries prepared as of such date in accordance with GAAP.

                  "Consolidated Total Revenue" means, for any period, the consolidated total revenues of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Contract Provider" means any Person who provides professional health care services under or pursuant to any contract, agreement or other consensual arrangement with the Borrower or any Subsidiary.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Agreement" means collectively, the Credit Agreement dated as of June 14, 2002 by and among the Borrower as borrower, JPMorgan Chase
Bank as the Administrative Agent, Wachovia Bank, National Association as
Syndication Agent and the lenders party thereto from time to time together with the related documents thereto, including, without limitation, any security documents, if any, and all exhibits and schedules thereto and any agreement or agreements relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same lender, and whether or not the principal amount or amount of letters of credit outstanding thereunder or the interest rate payable in respect thereof shall be thereby increased, in each case as amended and in effect from time to time.

                  "Custodian" has the meaning assigned to such term in Section
7.01(h).

                  "Default" means any event, act or condition that is, or after notice or the passage of time or both would, unless cured or waived, become, an Event of Default.

                  "Designated Senior Indebtedness" means (i) the Senior Bank
Debt, without regard to the amounts outstanding thereunder, and (ii) any Senior
Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $20,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior
Indebtedness" by the Borrower.

                  "Digital Hospital" means the planned 219-bed acute care hospital located on Highway 280 in Birmingham, Alabama replacement for the HealthSouth Medical Center.

                  "Digital Hospital Transaction" means any sale, joint venture, sale leaseback or other related financing transaction involving the Digital
Hospital.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity date of the Loans.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA Coverage Ratio" with respect to any period means the ratio of (i) Consolidated EBITDA of the Borrower to (ii) the aggregate amount of Consolidated Interest Expense of the Borrower for such period; provided, however, that if any calculation of the Borrower's EBITDA Coverage Ratio requires the use of any quarter prior to the Closing Date, such calculation shall be made on a pro forma basis, giving effect to the making of the Loans and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided further that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition of a hospital or other healthcare facility or any assets purchased outside the ordinary course of business was effected, by the Borrower or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section
9.02).

                  "Eligible Investments" of any Person means Investments of such Person in:

                           (i) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

                           (ii) direct obligations of agencies or
         instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Corporation or A2 or higher by Moody's
         Investors Service, Inc.;

                           (iii) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

                           (iv) a certificate of deposit by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (a) insured by the Federal Deposit Insurance
         Corporation or (b) properly secured by such bank by pledging direct obligations of the United States of America having a market value of not less than the face amount of such deposits;

                           (v) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Corporation, or P-1 or higher by Moody's Investors Service, Inc.; or

                           (vi) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating, or that is the full recourse obligation of a person whose senior debt is rated A or higher by Standard & Poor's Corporation or A2 or higher by Moody's Investors
         Service, Inc

                  "Employee Benefit Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous
Material or to health and safety matters.

                  "Environmental Liability" means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous
Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "Equity Offering" means a primary offering of Capital Stock of the Borrower (other than Disqualified Stock or Preferred Stock) pursuant to a registration statement filed with the SEC in accordance with the Securities Act and declared effective by the staff of the SEC.

                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or
(g) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal
Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                   "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Proceeds" has the meaning assigned to such term in
Section 6.03(b).

                  "Excess Proceeds Payment Date" has the meaning assigned to such term in Section 6.03(d).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Excluded Taxes" means, with respect to the Administrative
Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net worth by the United
States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.15(a).

                  "Existing Convertible Notes" means the 3.25% Convertible
Subordinated Notes due 2003 issued by the Borrower on March 20, 1998 in an aggregate principal amount outstanding on the date hereof equal to $344,150,000.

                  "Existing Indebtedness" means all of the Indebtedness of the Borrower and its Subsidiaries that is outstanding on the Closing Date.

                  "Facility" means an inpatient or outpatient rehabilitation facility, certified outpatient rehabilitation facility, skilled nursing facility, specialty medical center, specialty orthopedic hospital or acute care hospital, subacute inpatient facility, long-term acute care hospitals, surgical hospitals, transitional living center, medical office building, outpatient surgery center or outpatient diagnostic center, with all buildings and improvements associated therewith, that is owned or leased, in whole or in part, by the Borrower or a Subsidiary.

                  "Fair Market Value" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors.

                  "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal
Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 A.M.
(New York time) on such day on such transactions received by the Administrative
Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

                  "Federal Reserve Board" means the Federal Reserve Board of the Federal Reserve System of the United States of America.

                  "Financial Officer" means the chief financial officer of the Borrower, or, such other financial officer of the Borrower reasonably acceptable to the Administrative Agent.

                  "Fiscal Year" means the twelve month period ending on December
31.

                   "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "Funding and Payment Office" means (i) the office of the Administrative Agent located at 11 Madison Avenue, New York, New York 10010 or
(ii) such other office of the Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by the Administrative Agent to the Borrower and each Lender.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as from time to time in effect.

                  "Governmental Authority" means the government of the United
States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Hazardous Materials" shall mean (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (b) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

                  "Indebtedness" of any Person at any date means, without duplication: (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes (including, without limitation, the Settlement Notes) or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted by this Agreement or that protect the Borrower and/or its Subsidiaries against changes in foreign exchange rates); (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; (ix) all Attributable Indebtedness; and (x) all Disqualified Stock of such Person and its Subsidiaries and all other Preferred Stock of Subsidiaries of such Person valued at the greater of (a) the voluntary or involuntary liquidation preference of such Disqualified Stock or such Preferred Stock, as the case may be, and (b) the aggregate amount payable upon purchase, redemption, defeasance or payment of such Disqualified Stock or such Preferred Stock, as the case may be. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations plus past due interest as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the amount of the Indebtedness secured.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnitee" has the meaning assigned to such term in Section
9.03(b).

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

                  "Information" has the meaning assigned to such term in Section
9.12.

                  "Investments" of any Person means: (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person; (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person; and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

                  "Joint Venture" means any Person at least a majority of whose revenues result from healthcare related businesses or facilities.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Loan" or "Loans" means one or more of the Loans made to the Borrower pursuant to Section 2.01.

                  "Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Loans, that Lender's
Commitment and (ii) after the funding of the Loans, the outstanding principal amount of the Loan of that Lender.

                  "Loans Payment" has the meaning assigned to such term in
Section 9.14(b).

                  "Margin Stock" means "margin stock" as defined in Regulation U of the Federal Reserve Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, properties or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights or powers of or remedies available to the Administrative Agent and the Lenders under this Agreement.

                  "Material Indebtedness" means Indebtedness (other than the
Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount
(giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

                  "Maturity Date" means January 16, 2011.

                  "Medicaid Certification" means certification by CMS or a state agency or entity under contract with CMS that a health care operation is in compliance with all the conditions of participation set forth in the Medicaid
Regulations.

                  "Medicaid Provider Agreement" means an agreement entered into between a state agency or other entity administering the Medicaid program and a health care operation under which the health care operation agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

                  "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all Federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statues described in clause (a) above; (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental
Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

                  "Medicare Certification" means certification by CMS or a state agency or entity under contract with CMS that a health care operation is in compliance with all the conditions of participation set forth in the Medicare
Regulations.

                  "Medicare Provider Agreement" means an agreement entered into between a state agency or other entity administering the Medicare program and a health care operation under which the health care operation agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

                  "Medicare Regulations" means, collectively, all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

                  "Monthly Financial Package" means, for any month beginning with the month of July 2003, the financial information for such month delivered, or, to be delivered by the Borrower to the Administrative Agent, substantially in the form of the information provided in Exhibit C.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" with respect to any Asset Sale means (i) cash
(in U.S. dollars or freely convertible into U.S. dollars) received by the Borrower or any of its Subsidiaries from such Asset Sale (including, without limitation, cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to the Borrower or any of its Subsidiaries, (b) payment of all commissions and other fees and expenses related to such Asset Sale, (c) in the case of asset sales by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary, distributions to third party equity holders required under applicable law or, such Subsidiary's organizational documents, and (d) deduction of an appropriate amount to be provided by the Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale and retained by the Borrower or any of its Subsidiaries after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale and (ii) all non-cash consideration received by the Borrower or any of its Subsidiaries from such Asset Sales upon the liquidation or conversion of such consideration into cash.

                  "Net Proceeds Deficiency" has the meaning assigned to such term in Section 6.03(c)(ii).

                  "Notes" means (i) the promissory notes of the Borrower issued pursuant to Section 2.04 on the Closing Date and (ii) any promissory notes issued by the Borrower pursuant to the first sentence of Section 2.05(b)(ii) in connection with assignments of the Loans, in each case substantially in the form of Exhibit B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Notice of Borrowing" means a notice substantially in the form of Exhibit D annexed hereto delivered by the Borrower to the Administrative
Agent pursuant to Section 2.02.

                  "Obligations" means all the Loans and other obligations of every nature of the Borrower from time to time owed to Agents, Lenders or any of them under this Agreement and the Notes, whether for principal, interest
(including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, premium, expenses, indemnification or otherwise.

                  "Officers' Certificate" means a certificate signed by a Financial Officer of the Borrower in an official (and not individual) capacity;
provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the taking of any action under this Agreement shall include (i) a statement that the chief financial officer making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto and
(ii) a statement as to whether, in the opinion of such officers, such condition has been complied with.

                  "Opinion of Counsel" means a written opinion from legal counsel in form and substance satisfactory to the Administrative Agent, that complies with the requirements of this Agreement.

                  "Other Debt" has the meaning assigned to such term in Section
6.03.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" has the meaning set forth in Section 9.04.

                  "Payment Blockage Period" has the meaning assigned to such term in Section 9.14(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Pension Plan" means any Employee Benefit Plan subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code.

                  "Permitted Investments" means: (i) capital contributions, advances or loans to the Borrower by any Subsidiary or by the Borrower or any of its Subsidiaries to a Subsidiary of the Borrower; (ii) the acquisition and holding by the Borrower and each of its Subsidiaries of receivables owing to the Borrower and such Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(iii) the acquisition and holding by the Borrower and its Subsidiaries of cash and Eligible Investments; (iv) Investments in any Person as a result of which such other Person becomes a Subsidiary of the Borrower or is merged into or consolidated with or transfers all or substantially all of its assets to the Borrower or any of its Subsidiaries; (v) the making of an Investment by the Borrower, directly or through a Wholly Owned Subsidiary, in a Wholly Owned
Subsidiary formed solely for the purpose of insuring the healthcare business and facilities owned or operated by the Borrower or a Subsidiary and any physician employed by or on the staff of any such business or facility, provided that the amount invested in such Subsidiary does not exceed $15,000,000 and (vi) any Investment arising from the transfer of assets made pursuant to the Digital
Hospital Transaction.

                  "Permitted Liens" means: (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or
(b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;
(iii) Liens (other than any Lien imposed by the Employee Retirement Income
Security Act of 1974, as amended) incurred or deposits due in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to a Default or an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (viii) Liens with respect to any Acquired Indebtedness, provided that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such assets by the Borrower or its Subsidiaries and, with respect to Indebtedness other than Senior Indebtedness, not incurred in anticipation or contemplation of such acquisition; (ix) Liens securing Senior
Indebtedness or Refinancing Indebtedness, provided, in the case of Refinancing
Indebtedness, that such Liens only extend to the assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such assets; (x) purchase money mortgages (including Capitalized
Lease Obligations); (xi) Liens existing on the Closing Date; (xii) Liens on assets of any Subsidiary of the Borrower securing Indebtedness of such Subsidiary, provided that such Indebtedness is permitted to be incurred by the terms of this Agreement; (xiii) bankers' liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Borrower or any Subsidiary; (xiv) the interest of any issuer of a letter of credit in any cash or Eligible Investment deposited with or for the benefit of such issuer as collateral for such letter of credit, provided that the Indebtedness so collateralized is permitted to be incurred by the terms of this Agreement; (xv) any Lien consisting of a right of first refusal or option to purchase the Borrower's ownership interest in any Subsidiary or to purchase assets of the Borrower or any Subsidiary of the Borrower, which right of first refusal or option is entered into in the ordinary course of business; and (xvi) the Lien granted to the Administrative Agent pursuant to the trust created pursuant to
Article 9 hereof and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of the Borrower.

                  "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "Preferred Stock" means with respect to any Person all Capital
Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends or distributions of operating profit or cash.

                  "Proceeding" has the meaning assigned to such term in Section
9.14(b).

                  "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of the Loan Exposure of that Lender by (ii) the sum of the aggregate Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 9.04.

                  "Quarterly Date" means the date which is 30 days after the Closing Date and each three-month anniversary thereof.

                  "Refinancing Indebtedness" means Indebtedness that is applied to refund, refinance or extend any Existing Indebtedness (other than Indebtedness under the Credit Agreement), provided that: (i) the Refinancing
Indebtedness is the obligation of the same Person (or if the Indebtedness being refinanced is an obligation of one or more Subsidiaries of the Borrower, such Refinancing Indebtedness may be incurred by the Borrower or one or more
Subsidiaries of the Borrower) and is subordinated to the Notes, if at all, to the same extent as the Indebtedness being refunded, refinanced or extended; (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the Indebtedness being refunded, refinanced or extended; (iii) the Refinancing
Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended; (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets that the Indebtedness being refunded, refinanced or extended is secured; and (v) such Refinancing
Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (except for issuance costs and increases in Attributable Indebtedness due solely to increases in the present value calculations resulting from renewals or extensions of the terms of the underlying leases in effect on the Closing Date).

                  "Register" has the meaning set forth in Section 2.05(b).

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

                  "Required Lenders" means, at any time, Lenders having more than 50% of the sum of the aggregate outstanding principal amount of the Loans at such time.

                  "Restricted Payment" means with respect to any Person: (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's
Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted
Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's or such Person's Subsidiaries'
Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (iii) any payment on account of the purchase, redemption, retirement, defeasance or other acquisition for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, of Subordinated Indebtedness of the Borrower or its Subsidiaries; (iv) the incurrence, creation or assumption of any guarantee of Indebtedness of any Affiliate (other than a Subsidiary of the Borrower); or (v) the making of any Investment in any Person (other than Permitted Investments); provided, however, that with respect to the Borrower and its Subsidiaries, Restricted Payments shall not include any payment described in clause (i), (ii) or (iii) above made
(1) to the Borrower or any of its Wholly Owned Subsidiaries by any of the Borrower's Subsidiaries or (2) by the Borrower to any of its Wholly Owned
Subsidiaries or (3) by any Subsidiary provided that the Borrower or another
Subsidiary receives its proportionate share thereof.

                  "Sale and Leaseback Transaction" means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease from the buyer or transferee of the sold or transferred property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the acquisition or completion of the fixed or capital asset shall not be deemed to be a Sale and Leaseback Transaction.

                  "SEC" means the United States Securities and Exchange
Commission.

                  "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated by the SEC thereunder.

                  "Senior Bank Debt" means all obligations of the Borrower and its Subsidiaries, now or hereafter existing under (i) the Credit Agreement, whether for principal, interest, reimbursement of amounts drawn under letters of credit issued pursuant thereto, guarantees in respect thereof, fees, expenses, premiums, indemnities or otherwise, and (ii) any Indebtedness incurred by the Borrower to extend, refund or refinance, in whole or in part, the Senior Bank
Debt, including any interest and premium on any such Indebtedness.

                  "Senior Indebtedness" means the principal of and premium, if any, and interest and other amounts due on or in connection with any Indebtedness of the Borrower existing on the Closing Date or any Indebtedness of the Borrower thereafter created, incurred or assumed and permitted under Section
6.02 hereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Loans and the Notes; provided, however, that Senior Indebtedness shall not include any Indebtedness of the Borrower (and any accrued and unpaid interest in respect thereof) incurred, suffered or assumed after the Closing
Date, which is subordinate or junior in any respect to any other Indebtedness or other obligation of the Borrower.

                  "Senior Subordinated Notes" means the 10-3/4% Senior
Subordinated Notes due 2008 of the Borrower.

                  "Settlement Notes" means any Indebtedness evidenced by notes issued in connection with any settlement of any litigation or other proceedings disclosed on Schedule 3.10.

                  "Significant Subsidiary" means a Subsidiary of the Borrower which at the time of determination either (i) had tangible assets which, as of the Borrower's most recent quarterly consolidated balance sheet, constituted at least 5% of Consolidated Tangible Assets as of such date, or (ii) had revenues for the 12-month period ending on the date of the Borrower's most recent quarterly consolidated statement of income which constituted at least 5% of the Borrower's total consolidated revenues for such period.

                  "S&P" means Standard & Poor's.

                  "Stated Maturity" when used with respect to any security or any installment of interest thereon, means that date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

                  "Subordinated Indebtedness" of any Person means any Indebtedness of such Person that is subordinated in right of payment to the Loans.

                  "Subsidiary" of any Person means (i) any corporation of which Common Equity having ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least 50% of the Common
Equity of such entity and has the authority to manage such entity on a day-to-day basis.

                  "Successor" has the meaning assigned to such term in Section
6.10.

                  "Supplemental Audit Date" means the date on which the Borrower shall deliver audited financial statements for the Fiscal Year ending December
31, 2004.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

                  "Syndication Agent" means Credit Suisse First Boston, acting through its Cayman Islands branch, in its capacity as syndication agent for the Lenders hereunder.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental
Authority.

                  "Total Debt to EBITDA Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Total Indebtedness outstanding on such date to (ii) Adjusted Consolidated EBITDA for the four fiscal quarter period ending on such date; provided, that if the last day of such fiscal quarter is March 31, 2004, Adjusted Consolidated EBITDA shall be calculated for the three fiscal quarter period ending on such date and multiplied by 4/3.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of the Loans, the use of the proceeds thereof and the other transactions contemplated hereby.

                  "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA
PATRIOT ACT) Act of 2001, as amended.

                  "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary of which 100% of the Common Equity (except for director's qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase
"without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words
"herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  Section 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time;
provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                  ARTICLE II

                                   The Credits

                  Section 2.01. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender severally agrees to lend to the Borrower on the Closing Date an amount not exceeding its Pro Rata
Share of the aggregate amount of the Commitments, which Pro Rata Share is set forth opposite its name on Schedule 2.01 attached hereto, to be used for the purposes identified in Section 3.24. The amounts of each Lender's Commitment are set forth opposite such Lender's name on Schedule 2.01 annexed hereto. The aggregate amount of the Commitments on the Closing Date is $355,000,000. Each
Lender's Commitment shall expire immediately and without further action on January 16, 2004, if the Loans are not made on or before 3:00 p.m., New York
City time on that date. The Borrower may make only one borrowing under the Commitments on the Closing Date. Amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed.

                  Section 2.02. Borrowing Mechanics. Loans made on the Closing
Date shall be in an aggregate minimum amount of $10,000,000. The Borrower shall deliver to the Administrative Agent a Notice of Borrowing no later than 11:00 a.m. (New York time) on the Closing Date. The Notice of Borrowing shall specify (i) the proposed Closing Date (which shall be a Business Day) and (ii) the amount of Loans requested.

                  The Borrower shall notify the Administrative Agent prior to the funding of the Loans in the event that any of the matters to which the Borrower is required to certify in the Notice of Borrowing as being true and correct on the Closing Date is not true and correct as of the Closing Date, and the acceptance by the Borrower of the proceeds of the Loans shall constitute a certification by the Borrower, as of the Closing Date, as to the matters to which the Borrower is required to certify in the Notice of Borrowing as being true and correct on the Closing Date.

                  Section 2.03. Disbursement of Funds. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata
Shares of the Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Administrative Agent of the Notice of Borrowing pursuant to Section 2.02, the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to the Administrative Agent not later than 12:00 noon (New York time) on the Closing Date, in same day funds in dollars, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in Article IV, the Administrative Agent shall promptly make the proceeds of the Loans available to the Borrower on the Closing Date, by causing an amount of same day funds in dollars equal to the proceeds of all the Loans received by the Administrative Agent from Lenders to be credited to such account or accounts as may be designated in writing to the Administrative
Agent by the Borrower in the Notice of Borrowing.

                  Unless the Administrative Agent shall have been notified by any Lender prior to the Closing Date for any Loans that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's
Loan requested on the Closing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Closing Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to the Administrative Agent, at the Federal Funds
Effective Rate for three Business Days and thereafter at the interest rate applicable to the Loans. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative
Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to the Administrative Agent, at the rate payable under this Agreement for Loans of the type made on the Closing Date on which, and with respect to which, the Administrative Agent made available such amount. Nothing in this Section 2.03 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  Section 2.04. Notes. The Borrower shall execute and deliver on the Closing Date to each Lender (or to the Administrative Agent for that Lender) that has so requested at least one Business Day prior to the Closing
Date a Note substantially in the form of Exhibit B annexed hereto to evidence that Lender's Loan, in the principal amount of that Lender's Loan and with other appropriate insertions.

                  Section 2.05. Register. (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to the preceding paragraph, execution and delivery of a Note or Notes evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register (as defined below), be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower.

                  (b) (i) The Borrower hereby designates the Administrative
Agent to serve as its agent, solely for the purpose of this subsection (b)(i), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitments, the Loans made by each Lender to the Borrower, each repayment in respect of the principal amount of the Loans of each Lender to the Borrower and annexed to which the Administrative Agent shall retain a copy of each Assignment and Assumption delivered to the Administrative Agent pursuant to Section 9.04. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and Lenders shall treat each Person in whose name a Loan
(and as provided in subsection (b)(ii) below, the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement notwithstanding notice or any provision herein to the contrary.

                  (ii) The Borrower agrees, that upon the request by any Lender which becomes a party to this Agreement after the date hereof to the Borrower, it will execute and deliver to such Lender a Note evidencing the Loans made by such Lender to the Borrower. Each Lender agrees that before assigning its Loans, or any part thereof (other than by granting participations therein), that Lender will make a notation on any applicable
Note of all Loans evidenced by that Note, all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect such disposition or the obligations of the Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                  Section 2.06. Interest on the Loans.

                  (a) Subject to the provisions of Section 2.08, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate equal to 10.375% per annum.

                  (b) Subject to the provisions of Section 2.08, interest on each Loan shall be payable in arrears on and to each Quarterly Date, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

                  Section 2.07. [Intentionally omitted]

                  Section 2.08. Default Rate. (a) Notwithstanding the provisions of Section 2.06, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other
Obligations then due and payable shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of all other Obligations, 2% plus the rate applicable hereunder to the Loans as provided in Section 2.06, provided that if any interest payable under Section 2.06, is not paid when due under Section 2.06, pursuant to the provisions of Section 9.14 or otherwise, then on each Quarterly Date, interest shall be paid in respect of such overdue interest at a rate per annum equal to 2% plus the rate applicable hereunder to the Loans as provided in Section 2.06 until such overdue interest shall be paid in full.

                  (b) Payment or acceptance of the increased rates of interest provided for in this Section 2.08 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

                  Section 2.09. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, and in each case shall be payable for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan (if payment is received prior to 2:00 P.M. (New York time)) shall be excluded, provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  Section 2.10. Fees. The Borrower agrees to pay to Arranger and Agents such other fees in the amounts and at the times separately agreed upon between The Borrower, Agents and Arranger.

                  Section 2.11. Scheduled Payment of Loans.

                  (a) The Borrower shall pay in full the outstanding amount of the Loans and all other Obligations owing hereunder no later than the Maturity
Date.

                  Section 2.12. Prepayment of Loans. (a) Subject to Section
2.12(c) below, the Borrower shall not have the right to prepay any Loans in whole or in part, at any time before January 16, 2007.

                  (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of Loans to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Loan shall be in a minimum amount of $10,000,000. Each prepayment of the Loans shall be applied ratably to all Loans. Prepayments shall be accompanied by accrued interest, any amounts payable under Section 2.13 and with respect to prepayments made on or after to January 16, 2007 a prepayment premium on the principal amount so prepaid as follows:

        ------------------------------------------------------------ -----------
        Relevant Period                                              Percentage
        ------------------------------------------------------------ -----------
        On or prior to January 16, 2008 and after January 16, 2007   110.37500
        ------------------------------------------------------------ -----------
        On or prior to January 16, 2009 and after January 16, 2008   105.18750
        ------------------------------------------------------------ -----------
        On or prior to January 16, 2010 and after January 16, 2009   102.59375
        ------------------------------------------------------------ -----------
        On or prior to January 16, 2011 and after January 16, 2010   100.00000
        ------------------------------------------------------------ -----------

                  (c) At any time prior to January 16, 2006, the Borrower may prepay up to 35% of the aggregate principal amount of the Loans outstanding on the Closing Date with the net cash proceeds of one or more Equity Offerings. A prepayment premium will be payable on the principal amount so prepaid. The prepayment premium for such a prepayment shall be 110.37500% of the principal amount of the Loans being prepaid, plus accrued and unpaid interest to the date of such prepayment. At least 65% of the aggregate principal amount of the Loans outstanding on the Closing Date must remain outstanding immediately after any such redemption, and each such prepayment must occur within 60 days after the Equity Offering closes.

                  Section 2.13. [Intentionally omitted]

Section 2.14.     Increased Costs.  (a)  If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                  (ii) Impose on any Lender any other condition affecting this Agreement;

and the result of any of the foregoing is to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder
(whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The
Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  Section 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes;
provided that if the Borrower shall be required to deduct any Indemnified
Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified
Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified
Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified
Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative
Agent or such Lender, agrees to repay the amount paid over to the Borrower
(plus any penalties, interest or other charges imposed by the relevant
Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  Section 2.16. Payments Generally; Pro Rata Treatment;
Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.13(d), 2.14, or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at One Madison Avenue, New York, New York 10010, except that payments pursuant to Sections 2.13(d), 2.14, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other
Person to the appropriate recipient promptly following receipt thereof. In the event that the Administrative Agent fails to distribute to any Lender such Lender's share of any such payments within one Business Day of the Administrative Agent's receipt thereof, the Administrative Agent shall pay to such Lender forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is received by the Administrative Agent to but excluding the date of payment to such Lender, at the Federal Funds Effective Rate. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The
Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03 or 2.16(d), then the Administrative
Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  Section 2.17. Mitigation Obligations. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                                 ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that:

                  Section 3.01. Organization and Authority. (a) The Borrower and each Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, except, in the case of any Subsidiary of the Borrower, where the failure to be in good standing would not be expected to have a Material Adverse Effect.

                  (b) The Borrower and each Subsidiary (i) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in this Agreement and (ii) is qualified to do business in, and is in good standing in, every jurisdiction in which failure so to qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (c) The Borrower has the power and authority to enter into the Transactions.

                  (d) This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

                  Section 3.02. Execution; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the
Transactions:

                  (a) have been duly authorized by all requisite corporate actions (including any required shareholder approval) of the Borrower required for the lawful execution, delivery and performance thereof;

                  (b) do not and will not violate any provisions of (A) any applicable law, rule or regulation, (B) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any Subsidiary or its or any Subsidiary's properties, or (C) the certificate of incorporation, bylaws or other organizational documents of the Borrower;

                  (c) do not and will not be in conflict with, result in a breach of, violate or constitute a default under, any contract, indenture, agreement or other instrument or document to which the Borrower or any Subsidiary is a party, or by which the properties or assets of the Borrower or any Subsidiary are bound; and

                  (d) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Subsidiary.

                  Section 3.03. Solvency. Immediately after the consummation of the Transactions to occur and immediately following the making of each Loan made and after giving effect to the application of the proceeds of such Loans,
(a) the fair value of the assets of the Borrower and the Subsidiaries, on a consolidated basis, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and the Subsidiaries on a consolidated basis will not have incurred any debts and liabilities, subordinated, contingent or otherwise, that they do not believe that they will be able to pay as such debts and liabilities become absolute and matured; and (d) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                  Section 3.04. Subsidiaries. Schedule 3.04 sets forth as of the Effective Date a list of all the Subsidiaries and the percentage ownership of the Borrower therein. The shares of capital stock or other ownership interests listed on Schedule 3.04 are owned by the Borrower, directly or indirectly, free and clear of all Liens.

                  Section 3.05. Ownership Interests. The Borrower owns no interest in any Person other than the Persons set forth on Schedules 3.04 and 3.05, Equity Interests in Persons not constituting Subsidiaries permitted under Section 6.01 and Equity Interests in subsidiaries created or acquired after the Closing Date.

                  Section 3.06. Financial Condition. (a) Except as disclosed in any Monthly Financial Package for the months of July through November of 2003, in any filing by the Borrower with the SEC prior to the Closing Date, since July 31, 2003 or in the Schedules hereto, there has been no material adverse change in the business, assets, operations, properties, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole.

                  (b) Neither the Borrower nor any Subsidiary has any material
Indebtedness or other obligations or liabilities, direct or contingent, in an amount in excess of $50,000,000 in the aggregate, other than (i) the liabilities reflected on Schedule 3.06, (ii) obligations arising under this Agreement and (iii) liabilities incurred in the ordinary course of business.

                  Section 3.07. Title to Properties. Each of the Borrower and the Subsidiaries has good and valid title to, or valid leasehold interests in, all its material real and personal property.

                  Section 3.08. Taxes. The Borrower and each Subsidiary has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it (subject to any timely obtained extensions to file) and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 3.05(a) and satisfactory to the Borrower's independent certified public accountants have been established, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

                  Section 3.09. Other Agreements. Except as set forth on
Schedule 3.09:

                  (a) neither the Borrower nor any Subsidiary is a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to any other restrictions, compliance with the terms of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (b) neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which the Borrower or any Subsidiary is a party, which default has resulted in, or if not remedied within any applicable grace period could reasonably be expected to result in, the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of the Borrower or any Subsidiary, which revocation, termination, cancellation or suspension could reasonably be expected, individually or in the aggregate, to have a Material
Adverse Effect or (ii) any other agreement or instrument to which the Borrower or any Subsidiary is a party, which default has had, or if not remedied within any applicable grace period could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (c) to the knowledge of the Borrower, no Contract Provider is a party to any judgment, order, decree, agreement or instrument, or subject to any restrictions, compliance with the terms of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
and

                  (d) to the knowledge of the Borrower, no Contract Provider is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Medicaid Provider
Agreement, Medicare Provider Agreement or other agreement instrument to which such Person is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of such Person, which revocation, termination, cancellation or suspension could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  Section 3.10. Litigation. Except as set forth on Schedule
3.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or, to the knowledge of the Borrower, pending or threatened by or against any Contract Provider, or affecting the Borrower or any Subsidiary or, to the knowledge of the Borrower, any Contract Provider or any properties or rights of the Borrower or any Subsidiary or, to the knowledge of the Borrower, any Contract Provider, (i) which could, individually or in the aggregate, reasonably be expected to result in the revocation, termination, cancellation or suspension of the Medicaid Certification or the Medicare Certification of such Person, which revocation, termination, cancellation or suspension could, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect, (ii) which could otherwise, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) that involves this Agreement or the Transactions.

                  Section 3.11. Margin Stock. The proceeds of the Loans made under this Agreement will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of Regulation U or Regulation X of the Federal Reserve Board. Neither the
Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Federal Reserve
Board or to violate the Exchange Act or the Securities Act or any state securities laws. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  Section 3.12. Investment and Holding Borrower Status.
Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Borrower Act of 1940, as amended (15 U.S.C. ss.ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and any Subsidiary of the Transactions will not violate any provision of said Act, or any rule, regulation or order issued by the SEC thereunder. Neither the Borrower nor any Subsidiary is a "holding company" as defined in, or subject to regulation under, the Public Utility
Holding Borrower Act of 1935.

                  Section 3.13. Intellectual Property. Except as set forth on
Schedule 3.13, the Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets, service marks, service mark rights and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by this Agreement, without, to the knowledge of the Borrower, conflict by, or with, any patent, license, franchise, trademark, trade secret, trade name, service mark, copyright or other proprietary right of, any other Person.

                  Section 3.14. No Untrue Statement. Neither (a) this
Agreement nor any certificate or document executed and delivered by or on behalf of the Borrower or any Subsidiary in accordance with or pursuant to this Agreement nor (b) any statement, report, document (including, without limitation, each Monthly Financial Package for the months of July through November of 2003), representation or warranty provided to the Administrative
Agent or any Lender in connection with the negotiation or preparation of this Agreement contains any misrepresentation or untrue statement of material fact or, to the best knowledge of the Borrower, omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

                  Section 3.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Agreement and the Transactions, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, or the validity or enforceability of, this Agreement, other than any such consent, approval, authorization, filing, registration or qualification that has been duly obtained or effected, as the case may be.

                  Section 3.16. ERISA. (i) The execution and delivery of this Agreement will not constitute a "prohibited transaction", as defined in
Section 406 of ERISA or Section 4975 of the Code, (ii) each of the Borrower, each Subsidiary and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards imposed by ERISA and the Code and each is in compliance in all material respects with the applicable provisions of ERISA and (iii) neither the Borrower, any Subsidiary, nor any ERISA Affiliate maintains, contributes to, or is required to contribute to any Pension Plan.

                  Section 3.17. No Default. After giving effect to the Loans and the use of proceeds thereof, no Default has occurred and is continuing.

                  Section 3.18. Environmental Matters. Except as set forth in
Schedule 3.18 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental
Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability, nor does the Borrower have any knowledge of any basis for any Environmental
Liability.

                  Section 3.19. Employment Matters. (a) Except as set forth on
Schedule 3.19, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances, controversies or proceedings arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) Except to the extent a failure to maintain compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation, and there is neither pending nor, to the knowledge of the Borrower, threatened any litigation, administrative proceeding or investigation in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

                  Section 3.20. RICO. Except as set forth in Schedule 3.20, neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

                  Section 3.21. Reimbursement from Third Party Payors. The accounts receivable of the Borrower and each Subsidiary and each Contract
Provider will be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors. In particular, accounts receivable relating to such third party payors do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.

                  Section 3.22. Compliance with Laws. Except as set forth in
Schedule 3.22, each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.

                  Section 3.23. Insurance. The Borrower and the Subsidiaries maintain, in force, with financially sound and reputable insurance companies, and pay all premiums and costs related to, insurance coverages in such amounts
(with no materially greater risk retention) and against such risks as are deemed by the management of the Borrower to be sufficient in accordance with the usual and customary practices of companies of established repute engaged in the same or similar lines of business as the Borrower and the Subsidiaries.

                  Section 3.24. Use of Proceeds. The proceeds of the Loans will not be used for any purpose other than (a) to repay the outstanding principal amount of the Existing Convertible Notes and (b) to pay fees, and expenses payable in connection with the Transactions.

                                  ARTICLE IV

                                   Conditions

                  Section 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Skadden, Arps, Slate Meagher & Flom LLP., counsel for the Borrower, substantially in the form of Exhibit E and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice
President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (h) and (i) of this Section 4.01.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The Lenders who have committed to make Loans (or affiliates of such Lenders designated by them) shall have received warrants to purchase 10,000,000 shares of the common stock of the Borrower, such warrants to be distributed to the Lenders making Loans (or such affiliates) in accordance with each such Lender's Pro Rata Share of such Loans, and the Borrower shall have entered into a warrant agreement and a registration rights agreement in each case in form and substance reasonably satisfactory to the Administrative Agent.

                  (g) The Administrative Agent shall have received such resolutions and other corporate documents, and such legal opinions, in respect of the warrants and other documents described in the foregoing clause (f), and the related transactions, as the Administrative Agent shall reasonably request.

                  (h) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the Closing
Date.

                  (i) At the time of and immediately after giving effect to such borrowing no Default shall have occurred and be continuing.

                  (j) Evidence in form and substance satisfactory to the Administrative Agent that (i) the Redemption Amount has been paid to HSBC in its capacity as trustee of the Existing Convertible Notes or shall be paid to HSBC in its capacity as trustee of the Existing Convertible Notes on the Closing Date with proceeds of Loans) and (ii) upon receipt by the HSBC in its capacity as trustee of the Existing Convertible Notes from the Borrower of the Redemption Amount, the Borrower will be automatically released from all of its obligations and liabilities under and in respect of the Existing Convertible
Notes.

                  (k) To the extent requested, the Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on January 16, 2004.

                                  ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  Section 5.01. Financial Statements, Reports, Etc. The
Borrower shall deliver or cause to be delivered to the Administrative Agent for distribution to each Lender:

                  (a) within 30 days after the end of each fiscal month in each Fiscal Year, the Monthly Financial Package.

                  (b) not later than 50 days after the end of each of the first three quarters of each Fiscal Year of the Borrower ending after December
31, 2004 (or in the case of any fiscal quarter of Fiscal Year 2005, the later of such 50 days and the Supplemental Audit Report Date), a balance sheet and related statements of income and cash flows of the Borrower and the Subsidiaries on a consolidated basis for such calendar quarter and for the period beginning on the first day of such Fiscal Year of the Borrower and ending on the last day of such quarter, together with statements in comparative form for the corresponding date or period in the preceding Fiscal
Year of the Borrower as summarized in the Form 10-Q of the Borrower filed with the SEC pursuant to Section 13 of the Exchange Act for the corresponding period, and certified by a Financial Officer as presenting fairly the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) on the Audit Report Date with respect to the Fiscal
Years covered by the audited financial statements provided on such date, and on the Supplemental Audit Date with respect to the Fiscal Year 2004 and thereafter not later than 100 days after the end of each Fiscal Year of the Borrower, financial statements (including a balance sheet, a statement of income, a statement of stockholders' equity and a statement of cash flows) of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such Fiscal Year, together with statements in comparative form as of the end of and for the preceding Fiscal Year as summarized in the Form 10-K of the Borrower filed with the SEC pursuant to Section 13 of the Exchange Act for the corresponding period, and accompanied by a report of PricewaterhouseCoopers
LLP or other independent public accountants acceptable to the Administrative
Agent (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit other than as to matters relating to historical costs of fixed assets), which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with GAAP consistently applied and (C) present fairly the financial condition and results of operations of the Borrower and the Subsidiaries for the period covered;

                  (d) concurrently with any delivery of financial statements under clause (b) or (c) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.06 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) Not later than March 31, 2005 and, in respect Fiscal
Year 2005 and thereafter not later than the end of each Fiscal Year in respect of the next succeeding Fiscal Year (i) the annual business plan of the Borrower and its Subsidiaries for such Fiscal Year approved by the Board of Directors of the Borrower, (ii) forecasts prepared by management of the Borrower for each fiscal month in such Fiscal Year and (iii) forecasts prepared by management of the Borrower for such Fiscal Year and the four
Fiscal Years thereafter, including, in each instance described in clauses (ii) and (iii) above, (x) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based provided that such forecasts shall not include the balance sheets and cashflow statements until the Audit Report Date;

                  (f) contemporaneously with the distribution thereof to the Borrower's or any Subsidiary's stockholders or partners or the filing thereof with the SEC, as the case may be, copies of all statements, reports, notices and filings of the Borrower or any Subsidiary filed with the SEC (including reports on Forms 10-K, 10-Q and 8-K) or any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange;

                  (g) promptly after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower, the Subsidiaries and all ERISA Affiliates in an aggregate amount exceeding
$5,000,000, a certificate of a Financial Officer of the Borrower setting forth the details as to such ERISA Event and the action that the Borrower, such Subsidiary or such ERISA Affiliate has taken or will take with respect thereto;

                  (h) promptly after the Borrower or any Subsidiary becomes aware of the commencement thereof, notice of any investigation, action, suit or proceeding before any Governmental Authority involving the condemnation or taking under the power of eminent domain of any material portion of its property or the revocation or suspension of any material permit, license, certificate of need or other governmental requirement applicable to any of its properties or assets;

                  (i) within 10 days of the receipt by the Borrower or any Subsidiary, copies of all material deficiency notices, compliance orders or adverse reports issued by any Governmental Authority or accreditation commission having jurisdiction over the licensing, accreditation or operation of any properties or assets of the Borrower or any Subsidiary or by any Governmental Authority or private insurance company pursuant to a provider agreement, which, if not timely complied with or cured, could result in the suspension or forfeiture of any license, certification or accreditation necessary in order for such Person to carry on its business as then conducted or the termination of any material insurance or reimbursement program available to such Person;

                  (j) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

                  (k) promptly following the request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual, quarterly or other reports containing such information, shall have been posted by the Borrower on an IntraLinks or similar site to which all of the Lenders have been granted access (and a confirming electronic correspondence is delivered to each Lender providing notice of such posting); provided that the Borrower shall deliver paper copies of such information to any Lender that requests such delivery.

                  Section 5.02. Maintain Properties. The Borrower will, and will cause each of the Subsidiaries to, keep or maintain all properties and assets necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, service marks, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses relating thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

                  Section 5.03. Existence, Qualification, Etc. The Borrower will, and will cause each of the Subsidiaries to, (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all material rights, permits, privileges, licenses and franchises, and (ii) maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or leasing of property or the nature of its business makes such license or qualification necessary, except, with respect to clause (ii) only, where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, sale or transfer that is not prohibited by the provisions of
Article VI.

                  Section 5.04. Regulations and Obligations. The Borrower will, and will cause each of the Subsidiaries to, comply in all material respects with or contest in good faith all statutes and governmental regulations and pay its Indebtedness and all other taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation that, if unpaid, would become a Lien against any of its properties or assets, except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established, unless and until any Lien resulting therefrom attaches to any of its properties or assets and becomes enforceable by its creditors.

                  Section 5.05. Insurance. The Borrower will, and will cause each of the Subsidiaries to, at all times maintain, in force, with financially sound and reputable insurance companies, and pay all premiums and costs related to, insurance coverages in such amounts (with no materially greater risk retention) and against such risks as are deemed by the Management of the Borrower to be sufficient in accordance with usual and customary practices of companies of established repute engaged in the same or similar business as the Borrower and the Subsidiaries. The Borrower shall deliver to the Administrative Agent annually on or before each anniversary date of this Agreement, and at such other time or times as the Administrative Agent may request, a certificate of a Financial Officer of the Borrower setting out in such detail as the Administrative Agent may reasonably request a description of all insurance coverages maintained by the Borrower and each Subsidiary. The
Administrative Agent shall have no obligation to give the Borrower or any Subsidiary notice of any notification received by the Administrative Agent with respect to any insurance policies or take any steps to protect the Borrower's or any Subsidiary's interests under such policies.

                  Section 5.06. True Books. On and after the Audit Report
Date, the Borrower will, and will cause each of the Subsidiaries to, keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements, so that the Borrower and each Subsidiary may prepare financial statements in accordance with GAAP.

                  Section 5.07. Right of Inspection. The Borrower will, and will cause each of the Subsidiaries to, permit any Person designated by the Administrative Agent or any Lender to visit and inspect any of its properties, corporate books and financial reports and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

                  Section 5.08. Observe All Laws. The Borrower will, and will cause each of the Subsidiaries to, conform to and duly observe, and use reasonable efforts to cause all Contract Providers to conform to and duly observe, all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation, Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations and all laws, rules and regulations of Governmental Authorities (including all laws, rules and regulations pertaining to the licensing of professional and other health care providers and all Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect.

                  Section 5.09. Governmental Licenses. The Borrower will, and will cause each of the Subsidiaries to, obtain and maintain, and use reasonable efforts to cause all Contract Providers to obtain and maintain, all material licenses, permits, certifications and approvals of all applicable
Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation material professional licenses, Medicaid Certifications and Medicare
Certifications.

                  Section 5.10. Notice of Material Events. Upon the Borrower's obtaining knowledge of (i) any Default or Event of Default, (ii) any default or event of default under any other obligation of the Borrower to any Lender,
(iii) the occurrence of an ERISA Event that, alone or together with any other
ERISA Events that have occurred and if not covered or if adversely determined, could reasonably be likely to result in liability of the Borrower and the Subsidiaries in an aggregate amount of $5,000,000 or (iv) any event, development or occurrence that has resulted in, or could reasonably be expected to have, a Material Adverse Effect, then in each case the Borrower shall promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto. The Administrative Agent shall notify the Lenders of receipt of such notice.

                  Section 5.11. Suits or Other Proceedings. Upon the
Borrower's obtaining knowledge of the filing or commencement of, or any written notice of intention of any Person to commence or file, any action, suit or proceeding, whether in law or in equity, (i) against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, which if adversely determined could reasonably be expected to have a Material Adverse
Effect or (ii) against the Borrower, any Subsidiary or any Contract Provider to suspend, revoke or terminate any Medicaid Provider Agreement, Medicaid
Certification, Medicare Provider Agreement or Medicare Certification, which suspension, revocation or termination could reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly provide the Administrative Agent with written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

                  Section 5.12. Notice of Discharge of Hazardous Material or
Environmental Complaint. The Borrower will, and will cause the Subsidiaries to, promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any of the following which is likely to have a Material Adverse Effect: (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable
Environmental Law; (b) Release or threatened Release by the Borrower or any Subsidiary, or at any Facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material; or (c) any Environmental Liability.

                  Section 5.13. Patriot Act Information. The Borrower shall promptly, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

                                  ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  Section 6.01. Limitation on Restricted Payments. The
Borrower shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to make any Restricted Payment if at the time of such Restricted
Payment: (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect to the proposed Restricted Payment, the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after the Closing Date, exceeds the sum of: (a) 50% of the Borrower's Consolidated Net
Income accrued during the period (taken as a single period) commencing on the first day of the first Fiscal Year for which audited financial statements are provided on the Audit Report Date to and including the fiscal quarter ended immediately prior to the date of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); (b) the net cash proceeds from the issuance and sale of the Borrower's Capital Stock (other than to a Subsidiary of the Borrower) that is not Disqualified Stock during the period (taken as a single period) commencing with the Closing Date; and (c) $50,000,000; or (iii) the Borrower would not be able to incur an additional $1.00 of Indebtedness pursuant to
Section 6.02 hereof.

                  Notwithstanding the foregoing, the Borrower may: (w) pay any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this Section 6.01 on the date of declaration; (x) retire shares of the Borrower's Capital Stock or the Borrower's or a Subsidiary of the Borrower's Indebtedness out of the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Borrower) of shares of the Borrower's Capital Stock (other than Disqualified Stock); (y) make
Investments in Joint Ventures, when added to the aggregate amount of all such other Investments made pursuant to this clause (y) after the Closing Date, not exceeding at any time greater of (i) $75,000,000 (less amounts incurred under clause (z)(i) below) and (ii), on or after the Audit Report Date, 5% of Consolidated Tangible Assets (with each such Investment being valued as of the date made and without regard to subsequent changes in value); and (z) make
Investments, when added to the aggregate amount of all such other Investments made pursuant to this clause (z) after the Closing Date, not exceeding at any time the greater of (i) $75,000,000 (less amounts incurred under clause (y)(i) above) and (ii), on or after the Audit Report Date, 2.5% of Consolidated
Tangible Assets (with each such Investment being valued as of the date made and without regard to subsequent changes in value); provided, however, that each Restricted Payment described in clauses (w) and (x) above shall be taken into account for purposes of computing the aggregate amount of all Restricted
Payments pursuant to clause (ii) of the immediately preceding paragraph.

                  Section 6.02. Limitation on Additional Indebtedness and
Subsidiary Preferred Stock. (a) After the Closing Date, (i) the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, extend the Stated Maturity of, or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness) and (ii) the Borrower shall not permit any of its Subsidiaries to issue (except to the Borrower or any of its Wholly Owned Subsidiaries) or create any Preferred
Stock or permit any Person (other than the Borrower or a Wholly Owned
Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary; provided, however, that the Borrower may incur Indebtedness and the Borrower may permit its Subsidiaries to issue or create Preferred Stock if, after giving effect thereto, the Borrower's EBITDA Coverage Ratio on the date thereof would be at least 2.0 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Preferred Stock (declared to have an aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock), as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Borrower's EBITDA Coverage
Ratio.

                  (b) Notwithstanding the foregoing, and irrespective of the EBITDA Coverage Ratio, in addition to Existing Indebtedness: (i) the Borrower may incur Indebtedness in respect of the Loans pursuant to this Agreement;
(ii) the Borrower and its Subsidiaries may incur Refinancing Indebtedness;
(iii) the Borrower may incur any Indebtedness to any Subsidiary or any Subsidiary may incur any Indebtedness to the Borrower or to any Subsidiary;
(iv) the Borrower and its Subsidiaries may incur any Indebtedness evidenced by letters of credit which are used in the ordinary course of business of the Borrower and its Subsidiaries to secure workers' compensation and other insurance coverages; (v) the Borrower and its Subsidiaries may incur
Capitalized Lease Obligations and Attributable Indebtedness, in each case excluding Existing Indebtedness, in an aggregate principal amount at any one time outstanding not to exceed 10% of Consolidated Tangible Assets, (vi) the Borrower and its Subsidiaries of the Borrower may incur Indebtedness, excluding Existing Indebtedness, in an aggregate principal amount at any time outstanding not to exceed $250,000,000, in addition to Indebtedness permitted to be incurred by Subsidiaries pursuant to the foregoing clauses (ii) - (v) and (vii) the Borrower may incur Indebtedness evidenced by the Settlement
Notes.

                  (c) Notwithstanding the foregoing, the Borrower may permit any Subsidiary which is a partnership formed to operate a single healthcare facility to issue or create Preferred Stock, provided that the aggregate amount of all such Preferred Stock outstanding after giving effect to such issuance or creation shall not exceed 1% of Consolidated Tangible Assets as of the date of such issuance or creation.

                  Section 6.03. Limitation on Asset Sales. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless (i) the Borrower or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale, (ii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing and (iii) at least 75% of the consideration received by the Borrower or such Subsidiary therefor is in the form of cash paid at the closing thereof, provided, however, that this clause (iii) shall not apply (A) if, after giving effect to such Asset Sale, the aggregate principal amount of all notes or similar debt obligations and Fair Market
Value of all equity securities received by the Borrower from all Asset Sales since the Closing Date (other than such notes or similar debt obligations and such equity securities converted into or otherwise disposed of for cash and applied in accordance with the second succeeding sentence) would not exceed
2.5% of Consolidated Tangible Assets (B) to Asset Sales for which the non-cash consideration exceeds 25%, the Net Proceeds of which do not exceed $25,000,000 in the aggregate. The amount (without duplication) of any (x) Indebtedness
(other than Subordinated Indebtedness) of the Borrower or such Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Borrower or such Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness and (y) any notes, securities or similar obligations or items of property received from such transferee that are immediately converted, sold or exchanged by the Borrower or such Subsidiary for cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of this Section 6.03. If at any time any non-cash consideration received by the Borrower or such Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this Section
6.03. A transfer of assets by the Borrower to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Borrower or to another Wholly Owned
Subsidiary will not be deemed to be an Asset Sale, and a transfer of assets that constitutes a Restricted Payment and that is permitted under Section 6.01 hereof will not be deemed to be an Asset Sale.

                  (b) If the Borrower or any Subsidiary engages in an Asset
Sale, the Borrower or such Subsidiary shall, no later than 360 days after such Asset Sale, (i) apply all or any of the Net Proceeds therefrom to repay Senior
Indebtedness in accordance with the applicable provisions thereof, (ii) invest all or any part of the Net Proceeds therefrom in the lines of business of the Borrower or any of its Subsidiaries immediately prior to such investment or
(iii) any combination of clauses (i) and (ii) above. The amount of such Net
Proceeds not applied or invested as provided in this paragraph (b) will constitute "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Borrower shall be required to make an offer to prepay
(an "Asset Sale Offer") Loans from all Lenders, in an aggregate principal amount equal to the amount of such Excess Proceeds as follows:

                       (i) The Borrower shall make an Asset Sale Offer to all
               Lenders in accordance with the procedures set forth in this
               Section 6.03 to prepay the maximum principal amount (expressed as a multiple of $1,000) of Loan that may be prepaid out of the amount (the "Asset Sale Payment Amount") of such Excess
               Proceeds.

                       (ii) Any prepayment of the Loans pursuant to this
               Section 6.03 shall be payable in cash in an amount equal to 100% of the principal amount of the Loans held by Lenders that have accepted such Asset Sale Offer, plus accrued and unpaid interest and all other Obligations, if any, to the date such Asset Sale Offer is consummated (the "Asset Sale Prepayment
               Amount"), in accordance with the procedures set forth in this
               Section 6.03. To the extent that the aggregate Asset Sale
               Prepayment Amount tendered pursuant to an Asset Sale Offer is less than the Asset Sale Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Borrower may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes.

                       (iii) If the aggregate Asset Sale Prepayment Amount of
               Loans held by Lenders that have accepted such Asset Sale Offer exceeds the Asset Sale Payment Amount, the Loans to be prepaid will be prepaid on a pro rata basis.

                       (iv) Upon completion of such Asset Sale Offer in
               accordance with the foregoing provisions, the amount of Excess
               Proceeds with respect to which such Asset Sale Offer was made shall be deemed to be zero.

In the event that any other Indebtedness of the Borrower which ranks pari passu with the Loans and the Notes ("Other Debt") requires an offer to purchase to be made to repurchase or prepay such Other Debt upon the consummation of an Asset
Sale, the Borrower may apply the Excess Proceeds to both purchase (or prepay) such Other Debt and to make an Asset Sale Offer, provided, that the purchase price (or prepayment amount) of such Other Debt does not exceed 100% of the aggregate principal amount or accreted value thereof plus interest thereon. With respect to any Excess Proceeds, the Borrower shall make the Asset Sale Offer in respect thereof at the same time as the analogous offer to purchase (or prepay) is made pursuant to any Other Debt and the prepayment date in respect thereof shall be the same as the purchase date (or prepayment date) in respect thereof pursuant to any Other Debt.

With respect to any Asset Sale Offer effected pursuant to this Section 6.03, to the extent the aggregate principal amount of Loans and Other Debt, if any, requested to be prepaid or purchased pursuant to such Asset Sale Offer and the concurrent offer to purchase (or prepay) with respect to such Other Debt exceeds the Excess Proceeds, such Loans and Other Debt, if any, shall be prepaid or purchased pro rata based on the aggregate principal amount of such Loans and such Other Debt tendered by each holder thereof.

                  (d) If the Borrower is required to make an Asset Sale Offer, the Borrower shall, within 30 days following the date specified in clause (c) above, give written notice of such Asset Sale Offer to the Administrative
Agent (who shall forward such notice to each Lender), stating:

                       (1) that an Asset Sale Offer is being made pursuant to
               this Section 6.03;

                       (2) that such Lenders have the right to require the
               Borrower to apply the Excess Proceeds to the prepayment of the Loans in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the prepayment date which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed (the "Excess
               Proceeds Payment Date");

                       (3) that any Loan that is not prepaid with Excess
               Proceeds will continue to accrue interest;

                       (4) that any Loans held by Lenders requesting
               prepayment pursuant to the Asset Sale Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                       (5) that Lenders will be entitled to withdraw their
               acceptance of the Asset Sale Offer if the Administrative Agent receives, not later than the close of business on the third
               Business Day preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Loans requested to be prepaid, and a statement that such Lender is withdrawing its election to have such Loans prepaid;

                       (6) that if the aggregate principal amount of Loans
               requested by Lenders to be prepaid exceeds the amount of Excess
               Proceeds, Borrower shall prepay the Loans on a pro rata basis so that the aggregate amount of Loans prepaid equals the amount of Excess Proceeds;

                       (7) the calculations used in determining the amount of
               Excess Proceeds to be applied to the prepayment of the Loans;

                       (8) any other procedures that a Lender must follow to
               accept an Asset Sale Offer or effect withdrawal of such acceptance; and

                       (9) the name and address of the Administrative Agent.

On the Excess Proceeds Payment Date, the Borrower shall, to the extent lawful,
(1) prepay, on a pro rata basis to the extent necessary, Loans or portions thereof requested to be prepaid pursuant to the Asset Sale Offer and (2) deposit with the Administrative Agent US legal tender sufficient to pay the Asset Sale
Prepayment Amount plus accrued and unpaid interest, if any, on the Loans to be prepaid.

                  Section 6.04. Limitation on Transactions with Affiliates.

Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, in one transaction or a series of transactions, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Borrower or any of its Subsidiaries or any Person (or any Affiliate of such Person) holding 10% or more of the Common Equity of the Borrower or any of its Subsidiaries, other than transactions in the ordinary course between the Borrower and its Subsidiaries or among Subsidiaries of the Borrower (an "Affiliate Transaction"), unless: (i) the terms of such Affiliate
Transactions are fair and reasonable to the Borrower or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Borrower or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties; (ii) with respect to any such Affiliate Transaction involving aggregate payments in excess of $5,000,000, the Borrower delivers an Officers' Certificate to the Administrative Agent certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the disinterested members of the Board of Directors approving such Affiliate
Transaction; and (iii) with respect to any such Affiliate Transaction involving aggregate payments in excess of $25,000,000, the Borrower delivers to the Administrative Agent the certificates specified in clause (ii) above and an opinion of an independent investment banking firm of national standing in the United States, stating that such Affiliate Transaction is fair from a financial point of view to the Borrower or such Subsidiary, as the case may be.

                  Section 6.05. Limitation on Liens. The Borrower shall not create or suffer to exist any Lien (including any Lien created to secure the Borrower's obligation to repay pari passu or subordinated indebtedness other than any amounts owing in respect of the Notes), other than Permitted Liens, on any of its assets unless all payments due under this Agreement and the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.

                  Section 6.06. Purchase of Notes upon a Change of Control.
(a) Upon the occurrence of a Change of Control, the Borrower shall be obligated to make an offer to prepay (the "Change of Control Offer") the outstanding Loans of each Lender in whole or in part, in cash in an amount equal to 100% of the principal amount thereof plus a prepayment premium in the amount of one percent of the principal amount thereof (collectively, the "Change of Control Prepayment Amount"), plus accrued interest, if any, to the date of prepayment (the "Change of Control Prepayment Date"), pursuant to the procedures set forth below.

                  (b) Within 30 days following any Change of Control, the Borrower shall give written notice of such Change of Control to the Administrative Agent (who shall forward such notice to each Lender), stating, among other things:

                       (1) that the Change of Control Offer is being made
               pursuant to this Section 6.06;

                       (2) that such Lenders have the right to require the
               Borrower to prepay such Loans in full on the Change of Control
               Prepayment Date which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

                       (3) that any Loan to requested to be prepaid will
               continue to accrue interest;

                       (4) that, unless the Borrower defaults in the payment
               of the Change of Control Prepayment Amount in respect of the Loans held by Lenders requesting prepayment pursuant to the Change of Control Offer, any Loan held by such Lenders shall cease to accrue interest after the Change of Control Prepayment
               Date;

                       (5) that Lenders will be entitled to withdraw their
               acceptance of the Change of Control Offer if the Administrative
               Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Prepayment
               Date, a telegram, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Loans requested to be prepaid, and a statement that such Lender is withdrawing its election to have such Loans prepaid;

                       (6) any other procedures that a Lender must follow to
               accept an Change of Control Offer or effect withdrawal of such acceptance; and

                       (7) the name and address of the Administrative Agent.

On the Change of Control Payment Date, the Borrower shall, to the extent lawful,
(1) prepay, on a pro rata basis to the extent necessary, Loans or portions thereof requested to be prepaid pursuant to the Change of Control Offer and (2) deposit with the Administrative Agent US legal tender sufficient to pay the Change of Control Prepayment Amount plus accrued and unpaid interest, if any, on the Loans to be prepaid.

                  Section 6.07. Limitation on Restrictions on Distributions from Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Borrower or any of its other Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Borrower or any of its other Subsidiaries, (ii) make loans or advances to the Borrower or any of its other Subsidiaries or (iii) transfer any of its properties or assets to the Borrower or any of its other
Subsidiaries, in each case except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) Existing Indebtedness, (c) any restrictions under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Agreement and which was not incurred in anticipation or contemplation of the related acquisition, provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Borrower or its Subsidiaries, (d) restrictions or encumbrances replacing those permitted by clause (b) or (c) above which, taken as a whole, are not materially more restrictive, (e) this Agreement, (f) any restrictions and encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions or encumbrances of the type described in this clause (f) that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced, (g) any restrictions with respect to a Subsidiary of the Borrower imposed pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (h) any agreement restricting the sale or other disposition of property securing
Indebtedness if such agreement does not expressly restrict the ability of a Subsidiary of the Borrower to pay dividends or make loans or advances and (i) customary restrictions in purchase money debt or leases relating to the property covered thereby.

                  Section 6.08. Limitations on Certain Other Subordinated
Indebtedness. The Borrower shall not create, incur or assume any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness by its terms or the terms of the instrument creating or evidencing such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Loans and the Notes.

                  Section 6.09. Use of Proceeds. The Borrower will not use the proceeds of the Loans for any purpose other than (a) to repay in full the outstanding principal amount of the Existing Convertible Notes and (b) to pay fees and expenses payable in connection with the Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal
Reserve Board, including Regulations T, U and X.

                  Section 6.10. Limitations on Mergers and Consolidations.

                  The Borrower shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under this Agreement, to any Person unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Borrower), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by an assumption agreement in a form satisfactory to the Administrative Agent all of the obligations of the Borrower under the Notes and this Agreement; (ii) immediately after giving effect to such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Borrower or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Borrower immediately prior to such transaction; (iv) immediately after giving effect to such consolidation, merger, sale, lease, conveyance or other disposition or assignment and the use of any net proceeds therefrom on a pro forma basis, the EBITDA Coverage Ratio of the Borrower or the Successor, as the case may be, would be such that the Borrower or the Successor, as the case may be, would be entitled to incur at least $1.00 of additional Indebtedness under the EBITDA
Coverage Ratio test in Section 6.02 hereof; and (v) the Borrower shall have delivered to the Administrative Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or other disposition or assignment complies with the provisions of this Agreement.

                  Section 6.11. Successor Substituted.

                  Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Borrower in accordance with
Section 6.10 hereof, the surviving entity formed by such consolidation or into which the Borrower or any such Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower or such Subsidiary, as the case may be, under this Agreement with the same effect as if such surviving entity had been named as the Borrower or such Subsidiary, as the case may be herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Agreement and the Notes.

                                 ARTICLE VII

                               Events of Default

                  An "Event of Default" occurs if:

                  (a) there is a failure by the Borrower to pay interest on any of the Loans when it becomes due and payable and the continuance of any such failure for 30 days (whether or not prohibited by Section 9.14);

                  (b) there is a failure by the Borrower to pay the principal of (or premium, if any, on) the Loans when it becomes due and payable, whether at its Stated Maturity, upon redemption, upon acceleration or otherwise
(whether or not prohibited by Section 9.14);

                  (c) there is a failure by the Borrower to comply with its obligations or covenants described under Section 6.03, Section 6.06, Section
6.10 or Section 6.11 (whether or not prohibited by Section 9.14);

                  (d) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (e) there is a failure by the Borrower to comply with any covenant in this Agreement (except the covenants referred to in clauses (a), (b) and (c) above) and continuance of such failure for 30 days after notice of such failure has been given to the Borrower by the Administrative Agent or to the Borrower and the Administrative Agent by the Lenders holding at least 25% in principal amount of the Loans then outstanding;

                  (f) there is any acceleration of the Stated Maturity of any Material Indebtedness of the Borrower or any of its Significant Subsidiaries or failure to pay such Indebtedness at its Stated Maturity, provided that such acceleration or failure to pay is not cured within 10 days after such acceleration or failure to pay;

                  (g) any event of default under and as defined in any agreement or instrument evidencing Material Indebtedness that shall have occurred on or prior to December 31, 2005 shall be continuing on such date;

                  (h) there is a final judgment or final judgments that exceed
$25,000,000 for the payment of money that has been entered by a court or courts of competent jurisdiction against the Borrower and/or any Significant
Subsidiary of the Borrower and such judgment or judgments have not been discharged within 30 days after all rights to appeal have been exhausted;

                  (i) the Borrower or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) takes any corporate action to authorize or effect any of the foregoing;

                  (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Borrower or any of its Significant Subsidiaries in an involuntary case, (B) appoints a Custodian of the Borrower or any of its Significant Subsidiaries or for all or substantially all of the property of the Borrower or such Significant
Subsidiary, or (C) orders the liquidation of the Borrower or any obits
Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days. The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term
"Custodian" means any receiver, Administrative Agent, assignee, liquidator or similar official under any Bankruptcy Law

                  (k) there shall occur (i) any cancellation, revocation, suspension or termination of any Medicare Certification, Medicare Provider
Agreement, Medicaid Certification or Medicaid Provider Agreement affecting the
Borrower, any Subsidiary or any Contract Provider, or (ii) the loss of any other permits, licenses, authorizations, certifications or approvals from any federal, state or local Governmental Authority or termination of any contract with any such authority, in either case which cancellation, revocation, suspension, termination or loss (X) in the case of any suspension or temporary loss only, continues for a period greater than 60 days, and (Y) results in the suspension or termination of operations of the Borrower or any Subsidiary or in the failure of the Borrower or any Subsidiary or any Contract Provider to be eligible to participate in Medicare or Medicaid programs or to accept assignments of rights to reimbursement under Medicaid Regulations or Medicare
Regulations, if and only if such Person, in the ordinary course of business, participates in the Medicare or Medicare programs or accepts assignments of rights to reimbursement thereunder; provided that any such events described in this clause (o) shall constitute an Event of Default only if such event shall result, either individually or in the aggregate, in the termination, cancellation, suspension or material impairment of operations or rights to reimbursement which produce 5% or more of the Borrower's gross revenues (on an annualized basis) or 5% of Consolidated EBITDA for the most recently ended four fiscal quarter period of the Borrower;

                  (l) the Audit Report Date shall not have occurred by June
30, 2005 or the Supplemental Audit Date shall not have occurred by December
31, 2005;

                  (m) the Borrower fails to maintain a Total Debt to EBITDA
Ratio, determined as of the last day of any fiscal quarter of the Borrower, of not greater than 5.75 to 1 for any two consecutive fiscal quarters.

                  Section 7.02. Acceleration.

                  During the continuance of any Event of Default, the Administrative Agent may and, at the request of the Required Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 7.01(i) or (j) solely with respect to the Borrower, the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  Section 7.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Administrative Agent may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Loans or to enforce the performance of any provision of the Loans or this Agreement and may take any necessary action requested of it as Administrative
Agent to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Administrative Agent may maintain a proceeding even if it does not possess any of the Loans or does not produce any of them in the proceeding. A delay or omission by the Administrative Agent or any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                                 ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative
Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The
Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related
Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor
Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative
Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX

                                  Miscellaneous

                  Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrower, to it at One HealthSouth Parkway, Birmingham, AL 35243, Attention of General Counsel (Telecopy No.205-970-5913);

                  (ii) if to the Administrative Agent, to CREDIT SUISSE FIRST
BOSTON, Eleven Madison Avenue, OMA-2, New York, NY 10010, Attention of Agency
Department Manager (Telecopy No. (212) 325-8304); and

                  (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The
Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  Section 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required
Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  Section 9.03. Expenses; Indemnity; Damage Waiver. (a) The
Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Syndication Agent, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or
(b) of this Section, each Lender severally agrees to pay to the Administrative
Agent, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages
(as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable after written demand therefor.

                  Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent; provided that no assignment shall be made to an assignee that is not a "Qualified
Institutional Buyer" under Rule 144A of the Securities Act 1933 (as amended).

                      (ii) Assignments shall be subject to the following
               additional conditions:

                      (A) the amount of the Loans of the assigning Lender
               subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 or, if smaller, the entire remaining amount of the assigning Lender's Loans unless the Administrative Agent shall otherwise consent, provided in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

                      (B) each partial assignment shall be made as an
               assignment of a proportionate part of all the assigning
               Lender's rights and obligations under this Agreement;

                      (C) the parties to each such assignment shall (A)
               electronically execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or, (B) manually execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved
               Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable;

                      (D) the assignee, if it shall not be a Lender, shall
               deliver to the Administrative Agent an Administrative
               Questionnaire and applicable tax forms; and

                      (E) in the case of an assignment by a Lender to a CLO
               (as defined below) managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Borrower (the Borrower hereby agreeing that such approval, if requested, will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, except that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO.

                  For purposes of this Section 9.04(b), the terms "Approved
Fund" and "CLO" have the following meanings:

                  "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

                       (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                       (iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement;
provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

                       (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.13(d) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative
Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections
2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

                  Section 9.06. Counterparts; Integration; Effectiveness. This
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This
Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies
(including other rights of setoff) which such Lender may have.

                  Section 9.09. Governing Law; Jurisdiction; Consent to
Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that the Administrative Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

                  Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING
OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY
(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A)
CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES
THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS
AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN
THIS SECTION.

                  Section 9.11. Headings. Article and Section headings and the
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  Section 9.12. Confidentiality. Each of the Administrative
Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or
(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  Section 9.13. Additional Agents. None of the Lenders or other entities identified on the facing page of, signature pages of or elsewhere in this Agreement as a Syndication Agent, or Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other entities so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                  Section 9.14. Subordination. The Loans shall be subordinated in right of payment to Senior Indebtedness upon the following terms and conditions:

                  (a) The Borrower covenants and agrees, and each Lender, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 9.14, the indebtedness represented by the Loans and the payment of the principal of (and premium, if any) and interest on each and all of the Loans (including any repurchases or payments pursuant to this Section 9.14) are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior
Indebtedness.

                  The Obligations shall be equal in right of payment to the obligations under the Existing Convertible Notes and for the purposes of the indenture governing the Senior Subordinated Notes, the Obligations shall constitute Refinancing Indebtedness as defined thereunder. The relative ranking of the Obligations, the Existing Convertible Notes and the Senior
Subordinated Notes shall be maintained provided, however, that in no event shall the Obligations be senior in right of payment to the Senior Subordinated
Notes.

                  (b) In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its creditors, as such, or to a substantial part of its assets, or (2) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower, then and in any such event specified in (1), (2) or (3) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Lenders are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest on the Loans or on account of any purchase
(including any repurchase pursuant to this Section 9.14) or other acquisition of Loans by the Borrower or any Subsidiary of the Borrower (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Loans Payment"), and to that end the holders of all Senior
Indebtedness shall be entitled to receive, for application to the payment thereof, any Loans Payment which may be payable or deliverable in respect of the Loans in any such Proceeding.

                  In the event that, notwithstanding the foregoing provisions of this clause 9.14(b), the Administrative Agent or any Lender shall have received any Loans Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such Loans Payment, have been made known to the Administrative Agent pursuant to subparagraph 9.14(j) or, as the case may be, such Lender, then and in such event such Loans Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Borrower for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  For purposes of this Section 9.14 only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Borrower provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Loans are so subordinated as provided in this
Section 9.14. The consolidation of the Borrower with, or the merger of the Borrower into, another Person or the liquidation or dissolution of the Borrower following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Sections 6.10 and 6.11 shall not be deemed a Proceeding for the purposes of this Section 9.14 if the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Sections 6.10 and 6.11.

                  (c) In the event that any Loans are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior
Indebtedness outstanding at the time such Loans so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Lenders are entitled to receive any Loans Payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of the Loans).

                  In the event that, notwithstanding the foregoing, the Borrower shall make any Loans Payment to the Administrative Agent or any Lender prohibited by the foregoing provisions of this Section 9.14, and if such fact shall, at or prior to the time of such Loans Payment, have been made known to the Administrative Agent or, as the case may be, such Lender, then and in such event such Loans Payment shall be paid over and delivered forthwith to the Borrower.

                  (d) The provisions of this subparagraph 9.14(d) shall not apply to any Loans Payment with respect to which subparagraph 9.14(c) would be applicable.

                       (i) No payment or distribution of any assets of the
               Borrower of any kind or character shall be made on account of the Loans or on account of the purchase, redemption or other acquisition of the Loans upon the occurrence of any default in the payment of any Senior Indebtedness in excess of $5,000,000 beyond any applicable grace period with respect thereto, unless and until such default is cured or waived or ceases to exist or such Senior Indebtedness is discharged.

                       (ii) During the continuation of any non-payment event
               of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, no payment or distribution of any assets of the Borrower of any kind or character shall be made by the Borrower on account of the Loans or on account of the purchase, redemption or other acquisition of the Loans for the period specified below (the
               "Payment Blockage Period"). The Payment Blockage Period shall commence upon the receipt of notice by the Borrower or the Administrative Agent from any representative of a holder of Designated Senior Indebtedness and shall end on the earlier of
               (i) 179 days thereafter, (ii) the date on which such event is cured or waived or ceases to exist or on which such Designated
               Senior Indebtedness is discharged, (iii) the date on which the maturity of any indebtedness (other than Senior Indebtedness) shall have been accelerated by virtue of such event, or (iv) the date on which such Payment Blockage Period shall have been terminated by notice to the Borrower or the Administrative
               Agent from the representative of holders of the Designated
               Senior Indebtedness initiating such Payment Blockage Period, after which the Borrower shall resume making any and all required payments in respect of the Loans, including any missed payments. Only one Payment Blockage Period may be commenced during any period of 365 consecutive days. No event of default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment
               Blockage Period with respect to the Designated Senior
               Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second
               Payment Blockage Period whether or not within a period of 365 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. In no event may a Payment Blockage Period extend beyond 179 days.

                  In the event that, notwithstanding the foregoing, the Borrower shall make any Loans Payment to the Administrative Agent or any Lender prohibited by the foregoing provisions of this subparagraph 9.14(d), and if such fact shall, at or prior to the time of such Loans Payment, have been made known to the Administrative Agent or, as the case may be, such Lender, then and in such event such Loans Payment shall be paid over and delivered forthwith to the Borrower.

                  The Administrative Agent shall give prompt written notice to the Borrower of any notice from a holder of Senior Indebtedness received by the Administrative Agent pursuant to subparagraph 9.14(j) which would prohibit the making of any payment to or by the Administrative Agent with respect to any Loans. The provisions of this subparagraph 9.14(d) shall not apply to any Loans
Payment with respect to which subparagraph 9.14(b) would be applicable.

                  (e) Nothing contained in this Section 9.14 or elsewhere in this Agreement or in any of the Loans shall prevent (1) the Borrower, at any time except during the pendency of any Proceeding referred to in subparagraph
9.14(b) or under the conditions described in subparagraph 9.14(c) or 9.14(d) from making Loans Payments, or (2) the application by the Administrative Agent of any money deposited with it hereunder to Loans Payments or the retention of such Loans Payment by Lenders, if, at the time of such application by the Administrative Agent, it did not have knowledge that such Loans Payment would have been prohibited by the provisions of this Section.

                  (f) Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Lenders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior
Indebtedness pursuant to the provisions of this Section 9.14 (equally and ratably with the holders of all indebtedness of the Borrower which by its express terms is subordinated to indebtedness of the Borrower to substantially the same extent as the Loans are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Loans shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Lenders or the Administrative Agent would be entitled except for the provisions of this Section 9.14, and no payments over pursuant to the provisions of this Section 9.14 to the holders of Senior Indebtedness by the Lenders or the Administrative Agent, shall, as among the Borrower, its creditors other than holders of Senior Indebtedness and the Lenders, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Indebtedness.

                  (g) The provisions of this Section 9.14 are and are intended solely for the purpose of defining the relative rights of the Lenders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 9.14 or elsewhere in this Agreement or in the Notes is intended to or shall (1) impair, as among the Borrower, its creditors other than holders of Senior Indebtedness and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lenders the principal of (and premium, if any) and interest on the Loans as and when the same shall become due and payable in accordance with the terms hereof; or (2) affect the relative rights against the Borrower of the Lenders and creditors of the Borrower other than the holders of Senior Indebtedness; or (3) prevent the Administrative Agent or any Lender from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 9.14 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Administrative Agent or such Lender.

                  (h) Each Lender by his acceptance thereof authorizes and directs the Administrative Agent on his behalf to take such action as may be necessary or appropriate to effectuate the subordination and payment provisions provided in this Section 9.14 and appoints the Administrative Agent his attorney-in-fact for any and all such purposes.

                  (i) No right of any present or future holder of any Senior
Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Administrative Agent or the Lenders, without incurring responsibility to the Lenders and without impairing or releasing the subordination provided in this
Section 9.14 or the obligations hereunder of the Lenders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner
Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing
Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Borrower and any other Person.

                  (j) The Borrower shall give prompt written notice to the Administrative Agent of any fact known to the Borrower which would prohibit the making of any payment to or by the Administrative Agent in respect of the Loans. Notwithstanding the provisions of this Section 9.14 or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Administrative Agent in respect of the Loans, unless and until the Administrative Agent shall have received written notice thereof from the Borrower or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Administrative Agent shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Administrative Agent shall not have received the notice provided for in this subparagraph 9.14(j) at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on, any Loan), then, anything herein contained to the contrary notwithstanding, the Administrative
Agent shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                  The Administrative Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Administrative Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 9.14, the Administrative Agent may request such Person to furnish evidence to the reasonable satisfaction of the Administrative Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 9.14, and if such evidence is not furnished, the Administrative Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  (k) Upon any payment or distribution of assets of the Borrower referred to in this Section 9.14, the Administrative Agent, and the Lenders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Administrative Agent or to the Lenders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.14.

                  (l) The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Lenders or to the Borrower or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 9.14 or otherwise.

                  (m) The Administrative Agent in its individual capacity shall be entitled to all the rights set forth in this Section 9.14 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Agreement shall deprive the Administrative Agent of any of its rights as such holder. Nothing in this Section 9.14 shall apply to claims of, or payments to, the Administrative Agent under or pursuant to any other provisions of this Agreement.

                  (n) In case at any time any successor Administrative Agent other than the Administrative Agent shall have been appointed by the Borrower pursuant to Article VIII and be then acting hereunder, the term
"Administrative Agent" as used in this Section 9.14 shall in such case (unless the context otherwise requires) be construed as extending to and including such Administrative Agent within its meaning as fully for all intents and purposes as if such Administrative Agent were named in this Section 9.14 in addition to or in place of the Administrative Agent; provided, however, that subparagraph 9.14(m) shall not apply to the Borrower or any Affiliate of the Borrower if it or such Affiliate acts as Administrative Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            HEALTHSOUTH CORPORATION,


                            by:  /s/ Guy Sansone
                               -----------------------------------------
                                Name:  Guy Sansone
                                Title: Interim Chief Financial Officer


                            CREDIT SUISSE FIRST BOSTON,
                            acting through its Cayman Islands Branch as individual and as Administrative Agent and Syndication Agent,


                            by:  /s/ James Moran
                               -----------------------------------------
                                Name:  James Moran
                                Title: Director


                            by:  /s/ Denise Alvarez
                               -----------------------------------------
                                Name:  Denise Alvarez
                                Title: Associate

                            SIGNATURE PAGE TO HEALTHSOUTH
                            CREDIT AGREEMENT DATED AS OF
                            JANUARY 16, 2004
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                            by:
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                                Name:
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Name of Institution:

                            by:
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                                Name:
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Name of Institution:

                            by:
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